                                                                 EXHIBIT 4.1


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                               FORD MOTOR COMPANY

                           -------------------------

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                           -------------------------

                                  June 6, 1994

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                               TABLE OF CONTENTS

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Name of Corporation.............................................................................     1
Registered Office and Registered Agent..........................................................     1
Purposes........................................................................................     1
Capital Stock...................................................................................     3
    1. Voting Powers and Rights.................................................................     3
       1.1. Generally...........................................................................     3
       1.2. Common Stock........................................................................     3
       1.3. Class B Stock.......................................................................     3
           1.3a. 40% of Total Voting Power......................................................     3
           1.3b. 30% of Total Voting Power......................................................     4
           1.3c. One Vote per Share Voting Power................................................     4
           1.3d. Computations...................................................................     4
       1.4. No Cumulative Voting................................................................     4
       1.5. Quorum..............................................................................     4
       1.6. Manner of Voting....................................................................     4
       1.7. Class Vote by Class B Stock.........................................................     4
       1.8. Preferred Stock.....................................................................     5
    2. Ownership and Conversion of Class B Stock................................................     5
       2.1. Ownership of Class B Stock..........................................................     5
       2.2. Transfers of Class B Stock on Corporate Books.......................................     6
       2.3. Conversion of Class B Stock for the Purpose of Sale or Other Disposition............     8
       2.4. Ultimate Convertibility of Class B Stock for Any Purpose............................     8
       2.5. Legend on Certificates for Class B Stock............................................     9
       2.6. Violations of Subsections 2.1 and 2.2...............................................     9
       2.7. Definitions; Verification of Affidavits.............................................     9
    3. General Provisions With Respect to Conversions...........................................    10
       3.1. Manner of Effecting Conversions.....................................................    10
       3.2. Dividends...........................................................................    10
       3.3. Prohibition against Reissue.........................................................    10
       3.4. Reservation of Common Stock.........................................................    10
       3.5. Investigation of Facts..............................................................    10
    4. Subscription Rights......................................................................    11
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       4.1. Special Right of Subscription -- Class B Stock......................................    11
       4.2. Other Subscription Rights Denied....................................................    11
       4.3. Discretionary Offering of Common Stock..............................................    11
    5. Rights to Dividends......................................................................    11
    6. Adjustments..............................................................................    11
       6.1. Increase in Outstanding Stock.......................................................    11
       6.2. Consolidation or Combination of Shares..............................................    12
    7. All Shares Otherwise Equal...............................................................    12
    8. Preferred Stock..........................................................................    13
       8.1. Preferred Stock.....................................................................    13
       8.2. Full Voting Preferred Stock.........................................................    14
    9. Miscellaneous Provisions.................................................................    14
       9.1. Original Stock Ledger Conclusive....................................................    14
       9.2. Treasury Stock Not Outstanding......................................................    15
       9.3. Singular and Plural.................................................................    15
       9.4. References..........................................................................    15
       9.5. Captions or Headings................................................................    15
    10. Series A Cumulative Convertible Preferred Stock.........................................    15
    11. Series B Cumulative Preferred Stock.....................................................    27
Original Capital................................................................................    32
Original Subscribers............................................................................    32
Duration........................................................................................    32
Property of Stockholders Not Subject to Corporate Debts.........................................    32
Management of Business..........................................................................    33
    1. Powers of the Board of Directors.........................................................    33
       1.1. General.............................................................................    33
       1.2. Powers Conferred by By-Laws.........................................................    33
    2. Meeting, Officers and Books..............................................................    34
    3. Validity of Contract.....................................................................    34
    4. Ratification.............................................................................    34
    5. Limitation on Liability of Directors; Indemnification and Insurance......................    34
       5.1. Limitation on Liability of Directors................................................    34
       5.2. Effect of Any Repeal or Modification of Subsection 5.1..............................    35
       5.3. Indemnification and Insurance.......................................................    35
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           5.3a. Right to Indemnification.......................................................    35
           5.3b. Right of Claimant to Bring Suit................................................    35
           5.3c. Miscellaneous..................................................................    36
           5.3d. Non-Exclusivity of Rights......................................................    36
           5.3e. Insurance......................................................................    36
           5.3f. Indemnification of Agents of the Corporation...................................    36
    6. Limitation of Actions....................................................................    36
Amendments......................................................................................    37
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

                                          CERTIFICATION

                      The undersigned officer of Ford Motor Company, a Delaware
              corporation, does hereby certify that the following is a true and correct copy of the Restated Certificate of Incorporation of the Company in effect on the date hereof.

                      Witness my hand and the seal of the Company this    day of
                                        19

                                      ------------------------------------------
                                                         Secretary

                                                  ARTICLES FIRST, SECOND & THIRD

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               FORD MOTOR COMPANY

                           -------------------------

FIRST. The name of the corporation is

                               FORD MOTOR COMPANY

SECOND. Its registered office in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is THE CORPORATION TRUST COMPANY, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD. The nature of the business of the corporation, and the objects or purposes proposed to be transacted, promoted or carried on by it, are:

         1. To manufacture, buy, sell, deal in and with automobiles, trucks, cars, tractors, farm machinery and implements, aircraft, landcraft and watercraft, and vehicles and articles of every type and description, and parts, accessories and equipment therefor and for use in connection therewith, and generally to conduct a manufacturing business in all its branches;

         2. To manufacture, buy, sell, deal in, and to engage in, conduct and carry on the business of manufacturing, buying, selling and dealing in goods, commodities, wares, merchandise, services and real and personal property of every type and description;

         3. To engage in and carry on the business of mining, drilling for, preparing for market, buying, selling, exchanging, producing and otherwise dealing in coal, oil, gas, minerals, ores and metals, and in the products and by-products thereof, of every type and description; to buy, sell, exchange, lease, acquire and deal in lands, mines, coal, oil, gas and mineral rights and claims, and to conduct all business appertaining thereto;

         4. To buy, sell, exchange, lease, acquire, deal in and with, and operate boats, vessels, railroads and means of transportation of every type and description and to conduct all business appertaining thereto;

         5. To render management, supervisory, accounting, styling, technical and other services and advice for any person, firm, association or corporation, domestic or foreign, by contract or otherwise, and to receive therefor fixed or contingent compensation, or compensation in the form of commissions, management fees, shares in gross or net receipts or profits, or in any other manner, or upon any other terms whatsoever, or so to act without direct compensation;

                                                                   ARTICLE THIRD

         6. To sow, cultivate and harvest agricultural products and products of the soil; to breed, feed, raise, slaughter, store, pack, sell and deal in and with livestock and products therefrom; to operate greenhouses, hotbeds and cold frames for the raising of plants, shrubs and flowers; in general to conduct in all their several departments and branches the businesses of agriculturists, farmers, fruit growers, dairymen, stock raisers, slaughterers, packers, gardeners, nurserymen and florists;

         7. To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge, or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation;

         8. To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of every type and description, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every type and description;

         9. To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in, lands and leaseholds, and interests, estates and rights of every type and description in real, personal or mixed property, and franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed;

         10. To apply for, obtain, register, purchase, lease or otherwise acquire and to hold, own, use, develop, operate and introduce, and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, copyrights, trademarks, trade names, brands, labels, and registrations of the foregoing whether issued by the United States or any other country or government, patent rights, letters patent of the United States or of any other country or government, and inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise;

         11. To make donations for the public welfare or for charitable, scientific or educational purposes; and to cooperate with other corporations or with natural persons, or to act alone, in the creation and maintenance of community funds or of charitable, scientific, or educational instrumentalities;

         12. To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, underwrite, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any person, firm, association or corporation, public, private or municipal, or of the Government of the United States or of any state, territory, colony or dependency thereof, or of any foreign state or country; to merge or consolidate with any corporation in such manner as may be permitted by law; to acquire, and to pay for in cash, stocks or bonds of this corporation, or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities, of any person, firm, association or corporation; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other act or thing for the preservation, protection, improvement or enhancement of the value of any such stocks, bonds or other obligations; and while the owner of such stocks, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; to guarantee the payment of dividends upon any stock, or of the principal or interest, or both, of any bond or other obligation, and the performance of any contract; and

                                              ARTICLES THIRD & FOURTH, SECTION 1

         13. To do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers, or any part or parts thereof, provided the same be not inconsistent with the laws under which the corporation is organized.

      The business of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in any or all foreign countries.

      The objects and purposes of the corporation amended herein shall be construed as powers as well as objects and purposes and their enumeration herein shall not be deemed to exclude, by inference or otherwise, any power, object or purpose which the corporation is empowered to exercise, whether expressly or impliedly, under the law of the State of Delaware now or hereafter in effect.

FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 3,295,058,688 shares, consisting of 30,000,000 shares of Preferred Stock of the par value of One Dollar ($1.00) each, 265,058,688 shares of Class B Stock of the par value of One Dollar ($1.00) each and 3,000,000,000 shares of Common Stock of the par value of One Dollar ($1.00) each.

      The following is a statement of all of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the three classes of the stock of the corporation:

                                   SECTION 1.

                           VOTING POWERS AND RIGHTS.

      1.1. GENERALLY. All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively, in accordance with the provisions of subsections 1.1 through 1.7, inclusive, in the holders of Class B Stock and the holders of Common Stock, voting together without regard to class, all except as otherwise expressly provided by subsection 1.7 or by the Board of Directors pursuant to subsection
8.1 or as otherwise expressly required by the law of the State of Delaware.

      1.2. COMMON STOCK. At every meeting of the stockholders each holder of Common Stock shall be entitled to one vote for each share of such stock held by him.

      1.3. CLASS B STOCK. At every meeting of the stockholders each holder of Class B Stock shall be entitled, for each share of such stock held by him, to such number of votes (which may be or include a fraction of a vote) as shall be determined in accordance with the provisions of this subsection 1.3, which number of votes, so determined from time to time, is hereinafter referred to as the "Class B voting power per share."

         1.3a. 40% OF TOTAL VOTING POWER. Until the total number of outstanding shares of Class B Stock shall first fall below 60,749,880, the Class B voting power per share shall be the quotient derived by dividing the total number of outstanding shares of Class B Stock into a number equal to two-thirds of the aggregate number of votes which

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

                                                       ARTICLE FOURTH, SECTION 1

      could be cast by the holders of all of the outstanding shares of (i) Common Stock and (ii) Full Voting Preferred Stock (as defined in subsection 8.2), if any, if they were present at the meeting.

         1.3b. 30% OF TOTAL VOTING POWER. From and after the time when the total number of outstanding shares of Class B Stock shall first fall below 60,749,880 and until such number shall first fall below 33,749,932, the Class B voting power per share shall be the quotient derived by dividing the total number of outstanding shares of Class B Stock into a number equal to three-sevenths of the aggregate number of votes which could be cast by the holders of all of the outstanding shares of (i) Common Stock and (ii) Full Voting Preferred Stock, if any, if they were present at the meeting.

         1.3c. ONE VOTE PER SHARE VOTING POWER. From and after the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, the Class B voting power per share shall be one vote per share.

         1.3d. COMPUTATIONS. The quotients referred to in this subsection 1.3 shall be computed to the nearest one-thousandth of a vote (or, if there be no nearest one-thousandth, shall be computed to a ten-thousandth of a vote).

      1.4. NO CUMULATIVE VOTING. No stockholder shall be entitled to exercise any right of cumulative voting. If, however, any stockholder should at any time become entitled to exercise a right of cumulative voting, whether by express requirement of the law of the State of Delaware or otherwise, then at all elections of directors each holder of Class B Stock shall be entitled to cast for each share of Class B Stock held by him a number of votes equal to the Class B voting power per share then exercisable (computed as provided in subsection 1.3), each holder of Common Stock shall be entitled to cast one vote for each share of Common Stock held by him, and each holder of Full Voting Preferred Stock, if any, of any series shall be entitled to cast the number of votes (which may be one vote or more or less than one vote) for each share of Full Voting Preferred Stock held by him which the Board of Directors shall have determined pursuant to subsection 8.1 in establishing voting rights with respect to such series, in each case multiplied by the number of directors to be elected, and each such holder shall be entitled to cast all of his votes for a single director or to distribute them among the number of directors to be voted for, or to cast his votes for any two or more of them as he may see fit.

      1.5. QUORUM. At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all of the votes (computed, in the case of each share of Class B Stock, as provided in subsection 1.3) which could be cast at such meeting by the holders of all of the outstanding shares of stock of the corporation entitled to vote on every matter that is to be voted on without regard to class at such meeting shall constitute a quorum.

      1.6. MANNER OF VOTING. At every meeting of stockholders, the holders of Class B Stock, the holders of Common Stock and the holders of Full Voting Preferred Stock, if any, shall vote together, without regard to class, and their votes (computed, in the case of each share of Class B Stock, as provided in subsection 1.3) shall be counted and totalled together; and at any meeting duly called and held at which a quorum (determined in accordance with the provisions of subsection 1.5) is present, a majority of the votes (computed, in the case of each share of Class B Stock, as provided in subsection 1.3) which could be cast at such meeting upon a given question by such holders who are present in person or by proxy shall be necessary, in addition to any vote or other action that may be expressly required by the provisions of this Certificate of Incorporation or by the law of the State of Delaware, to decide such question, and shall decide such question if no such additional vote or other action is so required.

      1.7. CLASS VOTE BY CLASS B STOCK. Notwithstanding any of the other provisions of this Section 1, the corporation shall not, until the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, take any of the following actions except with the affirmative vote of the holders of a majority of the outstanding shares of Class B Stock,

                                                  ARTICLE FOURTH, SECTIONS 1 & 2

given separately as a class, which vote shall be in addition to any vote or other action required by the law of the State of Delaware:

         (i) issue any additional shares of Class B Stock except pursuant to an offer for subscription or purchase required by the provisions of subsection
     4.3 or for the purpose of payment of a stock dividend; or

         (ii) effect any reduction, by amendment of the Certificate of Incorporation, retirement or exchange or otherwise, in the number of outstanding shares of Class B Stock in any manner other than by conversion into Common Stock as expressly provided in Section 2 or through voluntary disposition thereof to the corporation by a holder of shares of Class B Stock; or

         (iii) effect any change or alteration in any provision of this Article FOURTH, except as required by the provisions of subsection 3.3; or

         (iv) merge or consolidate with or into any other corporation, or permit any other corporation to merge or consolidate with or into it; or

         (v) sell, lease or exchange all or substantially all of its property and assets; or

         (vi) transfer any assets to another corporation and in connection therewith distribute stock or other securities of such other corporation to the holders of stock or other securities of this corporation; or

         (vii) voluntarily dissolve or liquidate.

      1.8. PREFERRED STOCK. Each holder of Preferred Stock shall be entitled to vote to the extent, if any, provided by the Board of Directors pursuant to subsection 8.1.

                                   SECTION 2.

                   OWNERSHIP AND CONVERSION OF CLASS B STOCK.

      2.1. OWNERSHIP OF CLASS B STOCK. Until the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, holders of shares of such stock may (i) sell or otherwise dispose of or transfer any or all of the shares of such stock held by them, respectively, only to persons who at the time of transfer meet the qualifications set forth in clause (i), (ii),
(iii), (iv), (v), (vi) or (vii) of subsection 2.2, and to no other persons, or
(ii) convert any or all of such shares into shares of Common Stock for the purpose of effecting the sale or disposition of such shares of Common Stock to any person as provided in subsection 2.3. Until such time, no one other than those persons in whose names shares of Class B Stock become registered on the original stock ledger of the corporation by reason of their record ownership of shares of Class A Common Stock or Class B Common Stock of the corporation which are reclassified into shares of Class B Stock, or transferees or successive transferees who at the time of transfer meet such qualifications set forth in subsection 2.2, shall by virtue of the acquisition of a certificate for shares of Class B Stock have the status of an owner or holder of shares of Class B Stock or be recognized as such by the corporation or be otherwise entitled to enjoy for his own benefit the special rights and powers of a holder of shares of Class B Stock.

      From and after the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, holders of shares of such stock may (i) sell or otherwise dispose of or transfer such shares to any person or

                                                       ARTICLE FOURTH, SECTION 2

(ii) convert such shares into shares of Common Stock for any purpose as provided in subsection 2.4, and any person may have the status of an owner or holder of shares of Class B Stock.

      Holders of shares of Class B Stock may at any and all times transfer to any person the shares of Common Stock issuable upon conversion of such shares of Class B Stock.

      2.2. TRANSFERS OF CLASS B STOCK ON CORPORATE BOOKS. Shares of Class B Stock shall be transferred on the books of the corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by an affidavit of the record holder of such shares stating that such certificate is being presented to effect a transfer of such shares to any one or more of the following:

         (i) a natural person who meets the qualification that he is either (A) a natural person in whose name shares of Class B Stock became registered on the original stock ledger of the corporation by reason of his record ownership of shares of Class A Common Stock or Class B Common Stock of the corporation which were reclassified into shares of Class B Stock, or (B) a descendant (including any descendant by adoption and any descendant of an adopted descendant) of a natural person in whose name shares of Class B Stock were so registered by reason of such record ownership, or (C) a spouse or surviving spouse of a natural person who is or was while living included within the provisions of either of the foregoing subclauses (A) or
     (B); or

         (ii) any two or more natural persons each of whom meets the qualification set forth in clause (i) next above; or

         (iii) a transferee as trustee of a trust, created by deed or will, which trust meets the following requirements: (1) the income thereof from the date of transfer to such trustee shall be required to be paid to or applied for the use and benefit of or accumulated for one or more natural persons, concurrently or successively, all of whom meet or will meet the qualification set forth in clause (i) above, and no other persons, except for such portion of the income as is payable to or to be applied for the use and benefit of or accumulated for one or more (A) other natural persons during terms not to exceed their respective lives, who, though they do not meet the qualification set forth in clause (i) above, are relatives of or are or were employees or dependents of natural persons meeting such qualification, or (B) exempt organizations (as defined in subsection 2.7) for terms not exceeding 33 years from the date of the commencement of the trust, and except for such accumulated income as may be required to be paid over to others upon the death of the person for whom it was accumulated, and (2) the principal thereof shall be required to be transferred, assigned and paid over upon failure or termination of the interests in the income thereof referred to in subclause (1) above; provided, however, that if the provisions of such trust relating to the disposition of income or principal are subject to amendment in such manner that the trust could be changed to a trust not meeting the requirements of this clause (iii), the trustee thereof, as such, shall have entered into a written agreement with the corporation providing that if such trust shall be amended at any time prior to the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932 such trustee will promptly deliver to the corporation a copy, duly certified by such trustee, of the instrument effecting such amendment and will, unless such trust as so amended then meets the requirements of this clause (iii), promptly surrender the certificates for the shares of Class B Stock then held in such trust for conversion of such shares into an equal number of shares of Common Stock in the manner set forth in subsection 3.1; or

                                                       ARTICLE FOURTH, SECTION 2

         (iv) a stock corporation (hereinafter called a "corporate holder"), not less than 75% of the number of outstanding shares of each class of the capital stock (other than shares of non-voting preferred stock as defined in subsection 2.7) of which shall, at the time at which the certificate for shares of Class B Stock is presented for transfer, be owned beneficially and of record by natural persons who meet the qualification set forth in clause (i) above (provided that the same natural person need not be both the beneficial and the record owner), or be owned of record by trustees (or successor trustees) of trusts which meet the requirements set forth in clause (iii) above, or be so owned in part by such natural persons and so owned in part by such trustees (or successor trustees); which corporate holder shall have entered into a written agreement with this corporation providing that if, at any time prior to the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, less than 75% of the number of outstanding shares of each class of the capital stock (other than shares of non-voting preferred stock as defined in subsection 2.7) of such corporate holder shall be so owned, then such corporate holder will either promptly (A) transfer the shares of Class B Stock then held by it to one or more persons who at the time of transfer meet the qualifications set forth in clause (i), (ii), (iii), (iv), (v),
     (vi) or (vii) of subsection 2.2 and cause the certificates therefor to be duly presented for transfer into the name of such person or persons, or (B) surrender the certificates for such shares of Class B Stock for conversion of such shares into an equal number of shares of Common Stock, in the manner set forth in subsection 3.1, or (C) transfer some of such shares as provided in the foregoing subclause (A) and surrender the certificates for the remainder of such shares for conversion as provided in the foregoing subclause (B); or

         (v) a legatee under the will of any stockholder of the corporation deceased prior to the effective date of the reclassification of the Class A Common Stock and the Class B Common Stock of the corporation into Class A Stock, Class B Stock and Common Stock, such transfer being made for the purpose of satisfying, in any manner permitted by such will, all or any part of the claim of the said legatee in respect to a legacy of any kind under said will; provided, however, that the aggregate number of shares of Class B Stock transferred pursuant to this clause (v) shall not exceed 8,437,480; or

         (vi) a transferee as successor trustee or as co-trustee of a trust of which his immediate transferor was or is a trustee registered as a record holder of such shares of Class B Stock as permitted by the provisions of subsection 2.1; provided, however, that if the proviso in clause (iii) above is applicable such successor trustee or co-trustee shall have entered into a written agreement with the corporation whereby he assumes the obligations of the agreement required by said clause (iii); or

         (vii) the corporation for the purpose of retirement pursuant to the provisions of subsection 3.3;

and if the certificate for such shares of Class B Stock when presented for transfer shall also be accompanied

         (a) in the case of a transfer to a transferee as trustee of a trust which meets the requirements set forth in clause (iii) above, by copies, duly certified by such trustee, of the instrument creating such trust and of all amendments thereto, and by an original counterpart or certified copy of any agreement required by said clause (iii), or

         (b) in the case of a transfer to a corporate holder as defined in clause (iv) above, by a copy, duly certified by the Secretary or an Assistant Secretary of such corporate holder, of the list of its stockholders and their respective holdings as shown on its stock books at the time at which the certificate for shares of Class B Stock is presented for transfer, and by an original counterpart or certified copy of the agreement referred to in said clause (iv), or

                                                       ARTICLE FOURTH, SECTION 2

         (c) in the case of a transfer to a legatee described in clause (v) above, by a copy of the will of the deceased stockholder, duly certified by the clerk of the court in which the same shall have been probated, or

         (d) in the case of a transfer to a transferee as successor trustee or co-trustee as permitted by clause (vi) above, by an original counterpart or certified copy of any agreement of such transferee required by said clause
     (vi).

      From and after the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, shares of Class B Stock shall be transferable to any person without regard to the foregoing provisions of this subsection 2.2.

      2.3. CONVERSION OF CLASS B STOCK FOR THE PURPOSE OF SALE OR OTHER DISPOSITION. A record holder of shares of Class B Stock shall be entitled at any time and from time to time to convert any or all of such shares held by him into the same number of shares of Common Stock in the manner set forth in subsection 3.1, for the purpose of effecting the sale or other disposition of such shares of Common Stock, by surrendering certificates representing the shares of Class B Stock to be converted, in proper form for transfer of the shares of Common Stock issuable upon such conversion and accompanied by all stock transfer tax stamps requisite for such transfer, and also accompanied by a written notice by such record holder to the corporation stating that such record holder desires to convert such shares of Class B Stock into the same number of shares of Common Stock for the purpose of the sale or other disposition of such shares of Common Stock and requesting that the corporation issue all of such shares of Common Stock to persons (other than such record holder) named therein, setting forth the number of shares of Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. Each such notice shall be signed by the record holder (or in an appropriate case by his guardian, committee, executor, administrator or other legal representative).

      If a record holder of shares of Class B Stock shall deliver a certificate for such shares, endorsed by him for transfer or accompanied by an instrument of transfer signed by him, to a person who does not meet the qualifications set forth in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) of subsection 2.2, then such person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to himself of the shares of Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Stock accordingly.

      If such shares of Class B Stock shall improperly have been registered in the name of such a person (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee may surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (A) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (B) the shares of Class B Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or transferee of the shares of Common Stock issuable upon conversion, and
(C) the appropriate entries shall be made on the books of the corporation to reflect such action.

      2.4. ULTIMATE CONVERTIBILITY OF CLASS B STOCK FOR ANY PURPOSE. From and after the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, (i) each record holder of shares of such stock may convert such shares into an equal number of shares of Common Stock, irrespective of the purpose of such conversion, by surrendering the certificates for such shares in the manner set forth in subsection 3.1; and (ii) no additional shares of

                                                       ARTICLE FOURTH, SECTION 2

Class B Stock shall be issued by the corporation, and the corporation shall promptly after such time take such appropriate action as may be necessary to reduce the authorized amount of Class B Stock to the number of shares then outstanding.

      2.5. LEGEND ON CERTIFICATES FOR CLASS B STOCK. Every certificate for shares of Class B Stock shall bear a legend on the face thereof reading as follows:

         "The shares of Class B Stock represented by this certificate may not be transferred to any person who does not meet the qualifications set forth in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) of subsection 2.2 of Article FOURTH of the Certificate of Incorporation of this corporation as amended (Sections 1 to 9 of said Article FOURTH being set forth in full on the reverse hereof) and no person who does not meet the qualifications prescribed by subsection 2.1 of said Article FOURTH is entitled to own or to be registered as the record holder of such shares of Class B Stock, until the time referred to in said subsection 2.1, but the record holder of this certificate may at any time convert such shares of Class B Stock into the same number of shares of Common Stock for the purpose of effecting the sale or other disposition of such shares of Common Stock to any person. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

      Any certificate for shares of Class B Stock which shall be issued after the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932 shall not bear such legend.

      2.6. VIOLATIONS OF SUBSECTIONS 2.1 AND 2.2. In the event that the Board of Directors of the corporation (or any committee of the Board of Directors, or any officer of the corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Stock when presented for transfer, that such shares of Class B Stock have been registered in violation of the provisions of subsection 2.1 or 2.2, or shall determine that a person is enjoying for his own benefit the special rights and powers of shares of Class B Stock in violation of such provisions, then the corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

      2.7. DEFINITIONS; VERIFICATION OF AFFIDAVITS. For the purposes of this
Section 2, each reference to a "person" shall be deemed to include not only a natural person, but also a corporation, partnership, association, unincorporated organization or legal entity of any kind; each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include in his representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder; the term "non-voting preferred stock" as applied to stock in a corporate holder, shall mean stock which does not entitle the holder thereto to vote for the election of directors under any circumstances and carries no right to dividends or interest in earnings other than the right to dividends in a fixed amount per annum, which right may be cumulative; and the term "exempt organization" shall mean any corporation, community chest, fund or foundation organized and operated exclusively for religious, charitable, scientific, literary, or educational purposes which, at the date of verification of the affidavit in which reference thereto is made, shall have been exempted or be exempt, wholly or partially, from taxation on income under the provisions of
Section 501(c)(3) of the Internal Revenue Code of 1986, as then in effect, or other provision of Federal law then in effect governing the exemption from Federal taxation on income of institutions organized and operated exclusively for any one or more of the foregoing purposes. Each affidavit of a record holder furnished pursuant to subsection 2.2 shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

                                                       ARTICLE FOURTH, SECTION 3

                                   SECTION 3.

                GENERAL PROVISIONS WITH RESPECT TO CONVERSIONS.

      3.1. MANNER OF EFFECTING CONVERSIONS. Each conversion of shares of Class B Stock into shares of Common Stock made pursuant to the provisions of Section 2 shall be effected by the surrender of the certificate representing the shares to be converted at the office of the Secretary of the corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the corporation) in such form and accompanied by such notice, affidavits, other documents and stock transfer tax stamps, if any, as may be prescribed by and shall comply with the applicable provisions of Section 2, and upon such surrender the record holder of such shares (or, in the case of a conversion made for the purpose of effecting the sale, gift or other disposition of the shares of Common Stock issuable upon such conversion, the person named in the prescribed notice) shall be entitled to become, and shall be registered in the original stock ledger of the corporation as, the record holder of the number of shares of Common Stock issuable upon such conversion, and each such share of Class B Stock shall be converted into one share of Common Stock, as the Common Stock shall then be constituted, and thereupon there shall be issued and delivered to such record holder or other named person, as the case may be, promptly at such office or other designated place, a certificate or certificates for such number of shares of Common Stock.

      3.2. DIVIDENDS. Upon any conversion of shares of Class B Stock into shares of Common Stock pursuant to the provisions of Section 2, any dividend, for which the record date shall be subsequent to such conversion, which may have been declared on the shares of Class B Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Common Stock into or for which such shares of Class B Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Stock shall be deemed to have been declared, and shall be payable, in shares of Common Stock.

      3.3. PROHIBITION AGAINST REISSUE. The corporation shall not reissue or resell any shares of Class B Stock which shall have been converted into shares of Common Stock pursuant to or as permitted by the provisions of Section 2, or any shares of Class B Stock which shall have been acquired by the corporation in any other manner. The corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Stock accordingly.

      3.4. RESERVATION OF COMMON STOCK. The corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Common Stock as would become issuable upon the conversion of all shares of Class B Stock then outstanding.

      3.5. INVESTIGATION OF FACTS. In connection with any transfer or conversion of any stock of the corporation pursuant to or as permitted by the provisions of
Section 2 of this Article FOURTH, or in connection with the making of any determination referred to in subsection 2.6,

         (i) the corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the corporation responsible for making such transfer or determination or issuing Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in subsection 2.6 should be made, in either of which events the corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation, and

         (ii) neither the corporation nor any director, officer, employee or agent of the corporation shall be liable in any manner for any action taken or omitted in good faith.

                                               ARTICLE FOURTH, SECTIONS 4, 5 & 6

                                   SECTION 4.

                              SUBSCRIPTION RIGHTS.

      4.1. SPECIAL RIGHT OF SUBSCRIPTION -- CLASS B STOCK. No shares of Class B Stock and no obligations or shares convertible into shares of Class B Stock, whether now or hereafter authorized and whether unissued or in the treasury, shall be issued, for money paid, property or any other consideration, unless the holders of Class B Stock shall first have been given a special right to subscribe thereto, on a ratable basis, at a price not less favorable than that at which such shares or obligations are to be offered to others.

      4.2. OTHER SUBSCRIPTION RIGHTS DENIED. Except for the special subscription rights conferred on the holders of Class B Stock by the provisions of subsections 4.1 and 4.3, no holder of stock of the corporation of any class shall have any pre-emptive or preferential right to subscribe to or purchase any shares of any class of stock of the corporation, whether now or hereafter authorized and whether unissued or in the treasury, or any obligations convertible into shares of any class of stock of the corporation, at any time issued or sold, or any right to subscribe to or purchase any thereof.

      4.3. DISCRETIONARY OFFERING OF COMMON STOCK. If the Board of Directors in its discretion should at any time offer shares of Common Stock, or any shares or obligations convertible into shares of Common Stock, for subscription or purchase by the holders of Common Stock, then there shall be offered to all of the holders of Class B Stock for subscription or purchase on a ratable basis, and at the same price per share or unit, shares of stock of that class, or shares or obligations convertible into shares of stock of that class, as the case may be; provided, however, that from and after the time when the total number of outstanding shares of Class B Stock shall first have fallen below 33,749,932, there shall be offered to the holders of the outstanding shares of such stock for subscription or purchase shares of Common Stock or shares or obligations convertible into shares of Common Stock, as the case may be, in lieu of additional shares of Class B Stock or shares or obligations convertible into shares of Class B Stock, as the case may be.

                                   SECTION 5.

                              RIGHTS TO DIVIDENDS.

      When and as dividends are declared (other than dividends declared with respect to Preferred Stock), whether payable in cash, in property or in shares of stock of the corporation (other than shares of Class B Stock or Common Stock), the holders of Class B Stock and the holders of Common Stock shall be entitled to share equally, share for share, in such dividends. No dividends shall be declared or paid in shares of Class B Stock or Common Stock of the corporation, except dividends, otherwise ratable, payable in shares of Class B Stock to holders of that class of stock, and in shares of Common Stock to holders of that class of stock; provided, however, that from and after the time when the total number of outstanding shares of Class B Stock shall first have fallen below 33,749,932, any such dividend shall be declared and paid to the holders of shares of Class B Stock in shares of Common Stock.

                                   SECTION 6.

                                  ADJUSTMENTS.

      6.1. INCREASE IN OUTSTANDING STOCK. If the corporation shall in any manner increase the number of outstanding shares of Class B Stock, then each of the share numbers set forth in the Table below and appearing in the provision of this

                                                  ARTICLE FOURTH, SECTIONS 6 & 7

Article FOURTH set forth in such Table opposite such share number shall be deemed to be increased by a number bearing the same proportion to such share number that such increase in the number of outstanding shares of Class B Stock bears to the number of shares of Class B Stock outstanding immediately prior to such increase; and in each such case all of such provisions and this subsection
6.1 shall be applied so as to give effect to such share numbers as so increased. If any such increase shall be effected by amendment of the Certificate of Incorporation, then such amendment shall itself increase each of the appropriate share numbers in accordance with the foregoing.

                                     TABLE

        PROVISION                                                                           SHARE
          NUMBER
        1.3a.....................................................................    60,749,880
        1.3b.....................................................................    60,749,880
        1.3b.....................................................................    33,749,932
        1.3c.....................................................................    33,749,932
        1.7......................................................................    33,749,932
        2.1......................................................................    33,749,932
        2.2(iii).................................................................    33,749,932
        2.2(iv)..................................................................    33,749,932
        2.2(v)...................................................................     8,437,480
        2.2 (last paragraph).....................................................    33,749,932
        2.4......................................................................    33,749,932
        2.5......................................................................    33,749,932
        4.3......................................................................    33,749,932
        5........................................................................    33,749,932

      6.2. CONSOLIDATION OR COMBINATION OF SHARES. If the corporation shall effect the consolidation or combination of all outstanding shares of Class B Stock by amendment of the Certificate of Incorporation, so as to reduce the number of outstanding shares thereof, then such amendment shall also decrease each of the share numbers set forth in the Table in subsection 6.1 and appearing in the provision of this Article FOURTH set forth in such Table opposite such share number, by a number bearing the same proportion to such share number that the decrease in the number of outstanding shares of stock of such class effected by such consolidation or combination bears to the number of shares of stock of such class outstanding immediately prior to the effective date of such consolidation or combination.

                                   SECTION 7.

                          ALL SHARES OTHERWISE EQUAL.

      Except as herein otherwise expressly provided, shares of Class B Stock and Common Stock shall all be of equal rank and shall all entitle the holders thereof to the same rights and privileges.

                                                       ARTICLE FOURTH, SECTION 8

                                   SECTION 8.

                                PREFERRED STOCK.

      8.1. PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth in this Article FOURTH and any limitations prescribed by the law of the State of Delaware, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but (except as provided in the proviso to clause (v) of this subsection 8.1) not in limitation of the powers conferred on the Board of Directors thereby and by the law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

         (i) the distinctive designation of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

         (ii) the rate and time at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative, or non-cumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;

         (iii) the right, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes (other than Class B) or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

         (iv) the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation, which amount may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

         (v) the voting powers, if any, of the holders of shares of such series which may, without limiting the generality of the foregoing, include (A) the general right to one vote (or more or less than one vote) per share on every matter (including, without limitation, the election of directors) voted on by the stockholders without regard to class and (B) the limited right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock; provided, however, that, notwithstanding the provisions of the preceding subclause (B) or any other provisions of this subsection 8.1 to the contrary, the holders of Preferred Stock, considered in the aggregate (whether voting by individual series or together with other series of Preferred Stock or together with all series of Preferred Stock as a class), shall not have the right to a separate class vote for the election of one or more directors of the corporation except in the event there shall have been a default in the payment of dividends on any one or

                                                  ARTICLE FOURTH, SECTIONS 8 & 9

      more series of Preferred Stock and, in such event, shall not have the right to a separate class vote for more than a total of two directors;

         (vi) the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount which the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

         (vii) the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or Class B Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

         (viii) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

         (ix) any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series;

     in each case, so far as not inconsistent with the provisions of the Certificate of Incorporation or the law of the State of Delaware. All shares of Preferred Stock shall be identical and of equal rank except as to the particulars that may be fixed by the Board of Directors as provided above, and all shares of each series of Preferred Stock shall be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon shall be cumulative.

      8.2. FULL VOTING PREFERRED STOCK. As used in this Article FOURTH, the term "Full Voting Preferred Stock" shall mean Preferred Stock of any one or more series the holders of which shall be entitled to vote on every matter (including, without limitation, the election of directors) voted on by the stockholders without regard to class.

                                   SECTION 9.

                           MISCELLANEOUS PROVISIONS.

      9.1. ORIGINAL STOCK LEDGER CONCLUSIVE. In determining the number or the record holders of outstanding shares of any class of stock of the corporation for the purpose of computing or determining the method of computing the vote or determining the right to vote at any meeting of stockholders or of a class of stockholders, the original stock ledger of the corporation as at the close of business on the record date fixed for such meeting or, if the stock transfer books of the corporation shall have been closed for a period immediately preceding the date of such meeting, then as at the close of business on the date as of which such stock transfer books were so closed, shall be conclusive for all purposes, and in determining the number or the record holders of outstanding shares of any class of stock of the corporation for any other purpose, the original stock ledger of the corporation as at the close of business on the date as of which the determination is being made, shall be conclusive for all purposes; all notwithstanding any other provision of this Article FOURTH or any entries made on the books of the corporation pursuant to the last paragraph of subsection 2.3 subsequent to the close of business on such record or other date.

                                                 ARTICLE FOURTH, SECTIONS 9 & 10

      9.2. TREASURY STOCK NOT OUTSTANDING. The term "outstanding" as used in this Article FOURTH with reference to shares of stock of the corporation shall not include any stock held in the treasury of the corporation.

      9.3. SINGULAR AND PLURAL. Wherever a term shall be used in the singular in this Article FOURTH, it shall be deemed in all appropriate circumstances to include also the plural, and wherever a term shall be so used in the plural, it shall similarly be deemed to include also the singular.

      9.4. REFERENCES. Unless otherwise stated, all references contained in this Article FOURTH to Sections, subsections, paragraphs, clauses or subclauses refer to Sections, subsections, paragraphs, clauses or subclauses of this Article FOURTH.

      9.5. CAPTIONS OR HEADINGS. The captions or headings contained in this Article FOURTH are for purposes of reference only and shall not limit or affect, or have any bearing on the construction or interpretation of, any of the terms or provisions of this Article FOURTH.

                                  SECTION 10.

                SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK.

      The provisions of the corporation's Certificate of the Designations, Powers, Preferences and Relative, Participating or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series A Cumulative Convertible Preferred Stock are set forth below:

      (1) NUMBER OF SHARES AND DESIGNATION. Forty-six thousand shares of the preferred stock, $1.00 par value, of the corporation are hereby constituted as a series of the preferred stock designated as Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock").

      (2) DEFINITIONS. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

         "Board of Directors" shall mean the board of directors of the corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Class B Stock" shall mean the Class B Stock of the corporation, par value $1.00 per share.

         "Common Stock" shall mean the Common Stock of the corporation, par value $1.00 per share.

         "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section (7). The initial Conversion Price will be $30.625 (equivalent to the rate of 1,632.7 shares of Common Stock for each share of Series A Preferred Stock).

                                                      ARTICLE FOURTH, SECTION 10

         "Current Market Price" shall mean, as of a particular date, the closing sale price at which Common Stock shall have been sold regular way on the New York Stock Exchange.

         "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include February 29, 1992).

         "Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued.

         "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Securities" shall have the meaning set forth in paragraph (d)(iii) of Section (7) hereof.

         "Trading Day" means a day on which the New York Stock Exchange is open for the transaction of business.

         "Transaction" shall have the meaning set forth in paragraph (e) of Section (7) hereof.

         "Transfer Agent" means Chemical Bank or such other agent or agents of the corporation as may be designated by the Board of Directors of the corporation as the transfer agent for the Series A Preferred Stock.

      (3) DIVIDENDS. (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, cash dividends at the rate per annum of $4,200 per share of Series A Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the corporation legally available for the payment of such dividends, and shall be payable quarterly, when and as declared by the Board of Directors, on the first Business Day of March, June, September and December of each year, commencing on March 2, 1992 or at such additional times and for such interim periods, if any, as determined by the Board of Directors. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the corporation at the close of business on such record dates, not more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

      (b) The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period on the Series A Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series A Preferred Stock called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

      (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the

                                                      ARTICLE FOURTH, SECTION 10

corporation ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series A Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and such other stock bear to each other.

      (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Common Stock, Class B Stock or other stock ranking junior to the Series A Preferred Stock, as to dividends and upon liquidation) shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock, Class B Stock or any other stock of the corporation ranking junior to the Series A Preferred Stock, as to dividends or upon liquidation nor shall any Common Stock, nor any Class B Stock nor any other such stock of the corporation ranking junior to the Series A Preferred Stock, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the corporation (except by conversion into or exchange for stock of the corporation ranking junior to the Series A Preferred Stock, as to dividends and upon liquidation) unless, in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other stock of the corporation ranking on a parity with the Series A Preferred Stock, as to dividends or upon liquidation shall have been paid or set apart for payment for all past Dividend Periods and dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the dividend period with respect to any other stock of the corporation ranking on a parity with the Series A Preferred Stock, as to dividends or upon liquidation.

      (4) LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock, Class B Stock or any other series or class or classes of stock of the corporation ranking junior to the Series A Preferred Stock, upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock shall be entitled to receive $50,000 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the corporation, the assets of the corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section (4), (i) a consolidation or merger of the corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the corporation's assets or
(iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Series A Preferred Stock, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the corporation, after payment shall have been made in full to the holders of Series A Preferred Stock, as provided in

                                                      ARTICLE FOURTH, SECTION 10

this Section (4), any other series or class or classes of stock ranking junior to Series A Preferred Stock, upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series A Preferred Stock shall not be entitled to share therein.

      (5) REDEMPTION AT THE OPTION OF THE CORPORATION. (a) Series A Preferred Stock may not be redeemed by the corporation prior to December 7, 1997, after which the corporation, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, during the 359-day period beginning on December 7, 1997 and during the twelve-month periods beginning on December 1 of the years beginning with 1998 shown below at the following redemption prices plus an amount equal to accrued and unpaid dividends, if any, to the date fixed for redemption, whether or not earned or declared.

                                        YEAR                                    PRICE
        1997................................................................   $51,680
        1998................................................................   $51,260
        1999................................................................   $50,840
        2000................................................................   $50,420
        2001 and thereafter.................................................   $50,000

      (b) In the event that full cumulative dividends on the Series A Preferred Stock and any other class or series of stock of the corporation ranking, as to dividends, on a parity with the Series A Preferred Stock have not been paid or declared and set apart for payment, the Series A Preferred Stock may not be redeemed in part and the corporation may not purchase or acquire shares of Series A Preferred Stock or such other stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock and such other stock.

      (c) In the event the corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (5) the then current conversion price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the corporation in providing money for the payment of the redemption price), (i) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the redemption price without interest thereon) shall cease. The corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series A Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.

                                                      ARTICLE FOURTH, SECTION 10

      Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (6) SHARES TO BE RETIRED. All shares of Series A Preferred Stock purchased or redeemed by the corporation or converted shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series.

      (7) CONVERSION. Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

      (a) Subject to and upon compliance with the provisions of this Section
(7), a holder of shares of Series A Preferred Stock shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price and by surrender of such shares so to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section (7); provided, however, that the right to convert shares called for redemption pursuant to Section (5) shall terminate at the close of business on the date fixed for such redemption, unless the corporation shall default in making payment of the amount payable upon such redemption. Any share of Series A Preferred Stock may be converted, at the request of its holder, in part into Common Stock. If a part of a share of Series A Preferred Stock is converted, then the corporation will convert such share into the requested shares of Common Stock (subject to paragraph (c) of this Section (7)) and issue a fractional share of Series A Preferred Stock evidencing the remaining interest of such holder.

      (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the corporation that the holder thereof elects to convert Series A Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the corporation demonstrating that such taxes have been paid).

      Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series A Preferred Stock on a dividend record date who

                                                      ARTICLE FOURTH, SECTION 10

(or whose transferee) tenders any such shares for conversion into shares of Common Stock on such dividend payment date will receive the dividend payable by the corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, the corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

      As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (7), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section (7).

      Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the corporation. All shares of Common Stock delivered upon conversions of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

      (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

      (d) The Conversion Price shall be adjusted from time to time as follows:

         (i) In case the corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in paragraph
     (h) below) and shall become effective immediately after the close of business on the record date in the case of a subdivision, combination or reclassification.

                                                      ARTICLE FOURTH, SECTION 10

         (ii) In case the corporation shall issue after the Issue Date (a) rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of shareholders entitled to receive such rights or warrants or (b) shares of Common Stock or securities exercisable for (including rights or warrants other than those referred to in (a) above and subparagraph (iii) below) or exchangeable or convertible into shares of Common Stock at a price per share (or having an exercise, exchange or conversion price per share) less than the then Current Market Price per share of Common Stock, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) (without giving effect to any such issuance) and (B), in the case of (a) above, the number of shares which the aggregate proceeds from the exercise of such rights or warrants for Common Stock or, in the case of
     (b) above, the number of shares which the aggregate consideration receivable by the corporation for the total number of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) so issued would purchase at such Current Market Price, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into Common Stock) (without giving effect to any such issuance) and (B), in the case of (a) above, the number of additional shares of Common Stock offered for subscription or purchase or, in the case of (b) above, the number of shares of Common Stock so issued or into which the exercisable, exchangeable or convertible securities may be exercised, exchanged or converted. Such adjustment shall be made successively whenever any such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into Common Stock) are issued, and shall become effective immediately after such record date or, in the case of the issuance of Common Stock after the date of issuance thereof (or in the case of securities exercisable for or exchangeable or convertible into shares of Common Stock, the date on which holders may first exercise, exchange or convert the same in accordance with the respective terms thereof). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock), there shall be taken into account any consideration received by the corporation upon issuance and upon exercise of such rights or warrants or upon issuance of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock), the value of such consideration, if other than cash, to be determined by the Board of Directors or, if higher, the aggregate exercise, exchange or conversion price set forth in such exercisable, exchangeable or convertible securities. The foregoing notwithstanding, no adjustment shall be made pursuant to this subparagraph (ii) as a result of the issuance or sale of shares of Common Stock by the corporation at a cash price (without deducting from such consideration any commissions, fees or expenses payable in connection therewith) not less than ninety-nine percent of the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of a binding contract with respect to such sale or, if no such contract has been entered into, the last Current Market Price of Common Stock (determined as aforesaid) on the Trading Day immediately preceding the date of the issuance of such Common Stock.

         (iii) In case the corporation shall distribute to all holders of its Common Stock any shares of capital stock of the corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from profits or surplus of the corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph (ii)(a) above) (any of the foregoing being hereinafter in

                                                      ARTICLE FOURTH, SECTION 10

      this subparagraph (iii) called the "Securities"), then in each such case, unless the corporation elects to reserve shares or other units of such Securities for distribution to the holders of the Series A Preferred Stock upon the conversion of the shares of Series A Preferred Stock so that any such holder converting shares of Series A Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted his or her shares of Series A Preferred Stock into Common Stock (such election to be based upon a determination by the Board of Directors that such reservation will not materially adversely affect the interests of any holder of Series A Preferred Stock in any such reserved Securities), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of such distribution by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in paragraph (h) below, after the record date for the determination of shareholders entitled to receive such distribution.

         (iv) Notwithstanding anything in subparagraphs (ii) and (iii) above, if such exercisable, exchangeable or convertible securities, rights or warrants shall by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to the corporation upon the exercise thereof, the Conversion Price upon any such increase becoming effective shall forthwith be readjusted (but to no greater extent than originally adjusted by reason of such issuance or sale) to reflect the same. Upon the expiration or termination of such rights or warrants, if any such rights or warrants shall not have been exercised, and upon the expiration or termination of the exercise, exchange or conversion rights under such exercisable, exchangeable or convertible securities, if any such exercisable, exchangeable or convertible securities shall not have been exercised, exchanged or converted, then the Conversion Price thereof shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that (x) the only rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by the corporation upon such exercise, plus the consideration, if any, actually received by the corporation upon such exercise, plus the consideration, if any, actually received by the corporation for the granting of all such options, rights or warrants whether or not exercised and (y) the corporation issued and sold a number of shares of Common Stock equal to those actually issued upon exercise of such exercise, exchange or conversion rights, and such shares were issued and sold for a consideration equal to the aggregate exercise, exchange or conversion price in effect under the exercise, exchange or conversion rights actually exercised at the respective dates of their exercise. An adjustment made pursuant to this subparagraph (iv) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective immediately after the close of business on such date. For purposes of subparagraphs (ii) and (iv), the aggregate consideration received by the corporation in connection with the issuance of shares of Common Stock or of rights, warrants or securities exercisable for or exchangeable or convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise of such rights or warrants and conversion of any such exercisable, exchangeable or convertible securities into shares of Common Stock.

         (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent

                                                      ARTICLE FOURTH, SECTION 10

      adjustment; and provided, further, any adjustment shall be required and made in accordance with the provisions of this Section (7) (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section (7) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100 of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the corporation to its stockholders shall not be taxable.

      (e) In case the corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (d)(i) of this Section (7) applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. The corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e) and it shall not consent or agree to the occurrence of any Transaction until the corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock which will contain provisions enabling the holders of the Series A Preferred Stock which remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

      (f) If:

         (i) the corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of profits or surplus); or

         (ii) the corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants;

         (iii) there shall be any reclassification of the Common Stock (other than an event to which paragraph (d)(i) of this Section (7) applies) or any consolidation or merger to which the corporation is a party and for which approval of any stockholders of the corporation is required, or the sale or transfer of all or substantially all of the assets of the corporation, then the corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series A Preferred Stock at their addresses as shown on the stock records of the corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale or transfer is expected, that holders

                                                      ARTICLE FOURTH, SECTION 10

of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section (7).

      (g) Whenever the Conversion Price is adjusted as herein provided, the corporation shall promptly file with the Transfer Agent an officers' certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at his or her last address as shown on the stock records of the corporation.

      (h) In any case in which paragraph (d) of this Section (7) provides that an adjustment shall become effective immediately after a record date for an event, the corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section (7).

      (i) For purposes of this Section (7), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the corporation.

      (j) Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security (including, but not limited to, Class B Stock) outstanding as of the date the Series A Preferred Stock was first designated, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the corporation to which this Section (7) applies. There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section (7). If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section (7), only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

      (k) In case the corporation shall take any action affecting the Common Stock, other than action described in this Section (7), which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

      (l) The corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this paragraph (l), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                                                      ARTICLE FOURTH, SECTION 10

      Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock, the corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

      The corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock prior to such delivery, upon the New York Stock Exchange.

      Prior to the delivery of any securities which the corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

      (m) The corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the reasonable satisfaction of the corporation, that such tax has been paid.

      (8) RANKING. Any class or classes of stock of the corporation shall be deemed to rank:

         (i) prior to the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

         (ii) on a parity with the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other; and

         (iii) junior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or Class B Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

      (9) VOTING. Except as herein provided or as otherwise from time to time required by law, holders of Series A Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock at the time outstanding shall be in arrears for such number of Dividend Periods, which Dividend Periods need not be consecutive, which shall in the aggregate contain not less than 540 days, the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends, or on the distribution of assets upon

                                                      ARTICLE FOURTH, SECTION 10

liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the corporation at the corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Series A Preferred Stock (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and having like voting rights) as hereinafter set forth. The right of holders of Series A Preferred Stock, voting separately as a class, to elect (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and having like voting rights) members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Series A Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      If the office of any director elected by the holders of Series A Preferred Stock, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Series A Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Series A Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by Series A Preferred Stock, voting as a class, shall terminate immediately. Whenever the term of office of the directors elected by the holders of Series A Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Series A Preferred Stock shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (9).

      So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

      (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or

      (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation of the corporation which would materially and adversely affect any right, preference or voting power of Series A Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences or voting powers.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

                                                ARTICLE FOURTH, SECTIONS 10 & 11

      (10) RECORD HOLDERS. The corporation and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the corporation nor the Transfer Agent shall be affected by any notice to the contrary.

                                  SECTION 11.

                      SERIES B CUMULATIVE PREFERRED STOCK.

      The provisions of the corporation's Certificate of the Designations, Powers, Preferences and Relative, Participating or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series B Cumulative Preferred Stock are set forth below:

      (1) NUMBER OF SHARES AND DESIGNATION. Twenty-three thousand (23,000) shares of the preferred stock, $1.00 par value, of the corporation are hereby constituted as a series of the preferred stock designated as Series B Cumulative Preferred Stock (the "Series B Preferred Stock").

      (2) DEFINITIONS. For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated:

         "Board of Directors" shall mean the board of directors of the corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Class B Stock" shall mean the Class B Stock of the corporation, par value $1.00 per share.

         "Common Stock" shall mean the Common Stock of the corporation, par value $1.00 per share.

         "Dividend Payment Date" shall have the meaning specified in Section 3(a) hereof.

         "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the Initial Dividend Period).

         "Initial Dividend Period" shall mean the period commencing on the Issue Date and ending on (and including) February 28, 1993.

         "Issue Date" shall mean the first date on which any shares of Series B Preferred Stock are issued.

         "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                                                      ARTICLE FOURTH, SECTION 11

         "Series A Preferred Stock" shall mean the Series A Cumulative Convertible Preferred Stock of the corporation, par value $1.00 per share.

         "Transfer Agent" means Chemical Bank or such other agent or agents of the corporation as may be designated by the Board of Directors of the corporation as the transfer agent for the Series B Preferred Stock.

      (3) DIVIDENDS. (a) The holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends at the rate per annum of $4,125 per share of Series B Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, on the first Business Day of March, June, September and December of each year (each a "Dividend Payment Date"), commencing on the first Business Day next succeeding the Initial Dividend Period, or at such additional times and for such interim periods, if any, as determined by the Board of Directors. Each such dividend shall be payable in arrears to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the corporation at the close of business on such record dates, not more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

      (b) The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the Initial Dividend Period on the Series B Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Series B Preferred Stock, shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series B Preferred Stock called for redemption on a redemption date between a dividend payment record date and the respective Dividend Payment Date shall not be entitled to receive the dividend payable on such Dividend Payment Date. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

      (c) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the corporation ranking, as to dividends, on a parity with the Series B Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series B Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

      (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Common Stock, Class B Stock or other stock ranking junior to the Series B Preferred Stock, as to dividends and upon liquidation) shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock, Class B Stock or any other stock of the corporation ranking junior to the Series B Preferred Stock, as to dividends or upon liquidation nor shall

                                                      ARTICLE FOURTH, SECTION 11

any Common Stock, nor any Class B Stock nor any other such stock of the corporation ranking junior to the Series B Preferred Stock, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the corporation (except by conversion into or exchange for stock of the corporation ranking junior to the Series B Preferred Stock, as to dividends and upon liquidation) unless, in each case (i) the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other stock of the corporation ranking on a parity with the Series B Preferred Stock, as to dividends or upon liquidation shall have been paid or set apart for payment for all past Dividend Periods and dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the dividend period with respect to any other stock of the corporation ranking on a parity with the Series B Preferred Stock, as to dividends or upon liquidation.

      (4) LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock, Class B Stock or any other series or class or classes of stock of the corporation ranking junior to the Series B Preferred Stock, upon liquidation, dissolution or winding up, the holders of the shares of Series B Preferred Stock shall be entitled to receive $50,000 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the corporation, the assets of the corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series B Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series B Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section (4), (i) a consolidation or merger of the corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the corporation's assets or
(iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Series B Preferred Stock, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the corporation, after payment shall have been made in full to the holders of Series B Preferred Stock, as provided in this Section
(4), any other series or class or classes of stock ranking junior to Series B Preferred Stock, upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series B Preferred Stock shall not be entitled to share therein.

      (5) REDEMPTION AT THE OPTION OF THE CORPORATION. (a) Series B Preferred Stock may not be redeemed by the corporation prior to December 1, 2002, on or after which the corporation, at its option, may, subject to the next succeeding paragraph, redeem the shares of Series B Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, at a redemption price of $50,000 per share, plus an amount equal to accrued and unpaid dividends, if any, to the date fixed for redemption, whether or not earned or declared.

      In addition to any other requirement for or condition to the redemption of the Series B Preferred Stock set forth in this Section (5), the corporation shall not redeem any shares of Series B Preferred Stock pursuant to this Section
(5)(a) unless within the two-year period ending on the date fixed for redemption the corporation shall have issued sufficient

                                                      ARTICLE FOURTH, SECTION 11

shares of Common Stock to result in receipt by the corporation of net proceeds from such issuances of an aggregate amount at least equal to the aggregate liquidation preference of the shares of Series B Preferred Stock proposed to be redeemed.

      (b) In the event that full cumulative dividends on the Series B Preferred Stock and any other class or series of stock of the corporation ranking, as to dividends, on a parity with the Series B Preferred Stock have not been paid or declared and set apart for payment, the Series B Preferred Stock may not be redeemed in part and the corporation may not purchase or acquire shares of Series B Preferred Stock or such other stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock and such other stock.

      (c) In the event the corporation shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the corporation in providing money for the payment of the redemption price), (i) dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue,
(ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the redemption price without interest thereon) shall cease. The corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series B Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series B Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.

      Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the corporation from outstanding shares of Series B Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (6) SHARES TO BE RETIRED. All shares of Series B Preferred Stock purchased or redeemed by the corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series.

                                                      ARTICLE FOURTH, SECTION 11

      (7) RANKING. Any class or classes of stock of the corporation shall be deemed to rank:

         (i) prior to the Series B Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

         (ii) on a parity with the Series B Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if such stock shall be Series A Preferred Stock or if the holders of such class of stock and the Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other; and

         (iii) junior to the Series B Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or Class B Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

      (8) VOTING. Except as herein provided or as otherwise from time to time required by law, holders of Series B Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series B Preferred Stock at the time outstanding shall be in arrears for such number of Dividend Periods, which Dividend Periods need not be consecutive, which shall in the aggregate contain not less than 540 days, the holders of Series B Preferred Stock shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series B Preferred Stock as to dividends, or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the corporation at the corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of Series B Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Series B Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Series B Preferred Stock (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and having like voting rights) as hereinafter set forth. The right of holders of Series B Preferred Stock, voting separately as a class, to elect (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and having like voting rights) members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Series B Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      If the office of any director elected by the holders of Series B Preferred Stock, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Series B Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Series B Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by Series B Preferred Stock, voting as a class, shall terminate immediately. Whenever the term of office of the directors elected by the holders of

                                 ARTICLES FOURTH, FIFTH, SIXTH, SEVENTH & EIGHTH

Series B Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Series B Preferred Stock shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (8).

      So long as any shares of the Series B Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

      (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to Series B Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or

      (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation of the corporation, as amended, which would materially and adversely affect any right, preference or voting power of Series B Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences or voting powers.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

      (9) RECORD HOLDERS. The corporation and the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the corporation nor the Transfer Agent shall be affected by any notice to the contrary.

FIFTH. The amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000).

SIXTH. The names and places of residence of the original subscribers to the stock and the number of shares subscribed for by each are as follows:

                                                                             NO. OF SHARES
                  NAME                         RESIDENCE                         COMMON
       ---------------------------    ----------------------------    ----------------------------
       T. L. Croteau                      Wilmington, Delaware                     3
       P. B. Drew                         Wilmington, Delaware                     3
       H. E. Knox                         Wilmington, Delaware                     4

SEVENTH. The corporation is to have perpetual existence.

EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                                        ARTICLE NINTH, SECTION 1

NINTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation:

                                   SECTION 1.

                       POWERS OF THE BOARD OF DIRECTORS.

      1.1. GENERAL. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

         (1) To make, alter or repeal the By-Laws of the corporation; to set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish the same in the manner in which it was created, and to fix and determine and to vary the amount of the working capital of the corporation; to determine the use and disposition of the working capital and of any surplus or net profits over and above the capital of the corporation determined as provided by law, and to fix the times for the declaration and payment of dividends; to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the corporation; and to fix and determine the fees and other compensation to be paid by the corporation to its directors;

         (2) To determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

         (3) To make donations for the public welfare or for charitable, scientific or educational purposes; and to cause the corporation to cooperate with other corporations or with natural persons, or to act alone, in the creation and maintenance of community funds or charitable, scientific, or educational instrumentalities, and to make donations for the public welfare or for charitable, scientific, or educational purposes; and

         (4) To designate, by resolution passed by a majority of the entire Board, one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

      1.2. POWERS CONFERRED BY BY-LAWS. The corporation may in its By-Laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware.

                                             ARTICLE NINTH, SECTIONS 2, 3, 4 & 5

                                   SECTION 2.

                          MEETING, OFFICERS AND BOOKS.

      If the By-Laws so provide, the stockholders and the directors may hold their meetings, and the corporation may have one or more offices, outside the State of Delaware. The books of the corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as from time to time may be designated by the Board of Directors.

                                   SECTION 3.

                             VALIDITY OF CONTRACT.

      No contract, transaction or act of the corporation shall be affected or invalidated by the fact that any of the directors of the corporation are in any wise interested in or connected with any other party to such contract, transaction or act or are themselves parties to such contract, transaction or act, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors, or a majority thereof, at a meeting of the Board at which such contract, transaction or act is authorized, ratified or confirmed; and any such director may be counted in determining the existence of a quorum at any such meeting and may vote thereat in connection with such authorization, ratification or confirmation with like force and effect as if he were not so interested or connected or was not a party to such contract, transaction or act.

                                   SECTION 4.

                                 RATIFICATION.

      The Board of Directors in its discretion may submit for approval, ratification or confirmation by the stockholders at any meeting thereof any contract, transaction or act of the Board or of any officer, agent or employee of the corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of Common Stock and holders of Class B Stock, voting as provided in subsection 1.6 of Article FOURTH hereof shall be as valid and binding upon the corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the corporation.

                                   SECTION 5.

      LIMITATION ON LIABILITY OF DIRECTORS; INDEMNIFICATION AND INSURANCE.

      5.1. LIMITATION ON LIABILITY OF DIRECTORS. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

         (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

                                                        ARTICLE NINTH, SECTION 5

         (iii) under Section 174 of the Delaware General Corporation Law or

         (iv) for any transaction from which the director derived an improper personal benefit.

      If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      5.2. EFFECT OF ANY REPEAL OR MODIFICATION OF SUBSECTION 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

      5.3. INDEMNIFICATION AND INSURANCE.

      5.3a. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorney's fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.

      5.3b. RIGHT OF CLAIMANT TO BRING SUIT. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in

                                                   ARTICLE NINTH, SECTIONS 5 & 6

defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      5.3c. MISCELLANEOUS. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

      5.3d. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

      5.3e. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      5.3f. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section
5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

                                   SECTION 6.

                             LIMITATION OF ACTIONS.

      Every asserted right of action by or on behalf of the corporation or by or on behalf of any stockholder against any past, present or future member of the Board of Directors, or any committee thereof, or any officer or employee of the corporation or any subsidiary thereof, arising out of or in connection with any bonus, supplemental compensation, stock investment, stock option or other plan or plans for the benefit of any employee, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of residence of any such director, member, officer or employee, shall cease and be barred upon the expiration of three years from the later of the following dates:
(a) the date of any alleged act or omission in respect of which such right of action may be asserted to have arisen, or (b) the date upon which the corporation shall have made generally available to its stockholders information with respect to, as the case may be, the aggregate amount credited for a fiscal year to a bonus or supplemental compensation reserve, or the aggregate amount of

                                         ARTICLE NINTH, SECTION 6, ARTICLE TENTH

awards in a fiscal year of bonuses or supplemental compensation, or the aggregate amount of stock optioned or made available for purchase during a fiscal year, or the aggregate amount expended by the corporation during a fiscal year in connection with any other plan for the benefit of such employees, to all or any part of which such asserted right of action may relate; and every asserted right of action by or on behalf of any employee, past, present or future, or any spouse, child, or legal representative thereof, against the corporation or any subsidiary thereof arising out of or in connection with any such plan, irrespective of the place where such asserted right of action may arise or be asserted, shall cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action shall be asserted to have arisen.

      TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.

      WE, THE UNDERSIGNED, being each of the original subscribers to the capital stock hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, being Chapter 65 of the Revised Code of Delaware, and the acts amendatory thereof and supplemental thereto, do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and do respectively agree to take the number of shares of stock hereinbefore set forth, and accordingly have hereunto set our hands and seals this 9th day of July, A.D. 1919.

                  In presence of
                                HERBERT E. LATTER    T. L. CROTEAU       (SEAL)
STATE OF DELAWARE      SS.:                          P. B. DREW          (SEAL)
COUNTY OF NEW CASTLE                                 H. E. KNOX          (SEAL)

      BE IT REMEMBERED that on this 9th day of July, A.D. 1919, personally came before me, Herbert E. Latter, a Notary Public for the State of Delaware, T. L. Croteau, P. B. Drew and H. E. Knox, parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

      GIVEN under my hand and seal of office the day and year aforesaid.

                                                      HERBERT E. LATTER
                                                      Notary Public.

       Herbert E. Latter
         Notary Public
    Appointed Feb. 25, 1919
       State of Delaware
         Term Two Years